September 19, 2006

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549 USA

Dear Sirs:

RE: Raven Gold Corp. Formerly Known as Riverbank Resources Inc.

We have read the statements under Item 4 of the Form 8-K report regarding the recent change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

/s/ Webb & Company, P.A.

Webb & Company, PA
1501 Corporate Drive, Suite 290
Boynton Beach, FL, 33426